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As filed with the United States Securities and Exchange Commission on May 3, 2018.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YATRA ONLINE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands (Jurisdiction of Incorporation or Organization)	4700 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

1101-03, 11th Floor, Tower-B,
Unitech Cyber Park,
Sector 39, Gurgaon, Haryana 122002,
India
0124 339 5500
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jocelyn M. Arel, Esq.
Michael J. Minahan, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Tel: (617) 570 1000
Fax: (617) 321-4344

Approximate date of commencement of proposed sale to the public:
from time to time after the effective date of this registration statement.

             If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

             If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Ordinary shares, par value $0.0001 per share	—	—	—	—

Preference shares, par value of $0.0001 each	—	—	—	—

Debt securities	—	—	—	—

Warrants(4)	—	—	—	—

Units(5)	—	—	—	—

TOTAL	$100,000,000	—	$100,000,000	$12,450

(1)
There are being registered hereunder such indeterminate number of ordinary shares; such indeterminate number of preference shares; such indeterminate principal amount of debt securities; such indeterminate number of warrants to purchase ordinary shares, preference shares or debt securities; and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and preference shares as may be issued upon conversion, exercise or exchange of convertible, exercisable or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. No separate consideration will be received for any ordinary shares so issued upon conversion, exercise or exchange. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C of Form F-3 under the Securities Act.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price.

(4)
Warrants may be exercised to purchase any of the other securities registered hereby. Includes warrants that may be purchased by underwriters to cover over-allotments, if any

(5)
The offered securities may be sold separately or together as units. Each unit will be issued under a unit agreement and will represent an interest in two or more of the other securities listed above, in any combination, which may or may not be separable from each other.

             The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 3, 2018

PROSPECTUS

Yatra Online, Inc.

Ordinary Shares
Preference Shares
Debt Securities
Warrants
Units

        From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

        The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        We are an exempted company incorporated under the laws of the Cayman Islands. Our ordinary shares, par value $0.0001 per share, are currently listed on the NASDAQ Capital Market (the "NASDAQ") under the symbol "YTRA." On May 3, 2018, the closing price for the ordinary shares on the NASDAQ was $7.64 per ordinary share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

        We are an "emerging growth company" as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, will be subject to reduced public company reporting requirements.

        Investing in our securities involves risk. You should review carefully the risks and uncertainties referenced under the heading "Risk Factors" on page 6 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                        , 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may offer ordinary shares, preference shares, various series of debt securities, and/or warrants to purchase ordinary shares, preference shares and debt securities, either individually or in units, in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference," including the risks referred to under the heading "Risk Factors" in this prospectus, in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus, before buying any of the securities being offered."

        You should rely only on the information contained in or incorporated by reference in this prospectus, any applicable prospectus, any supplement or amendment to this prospectus or any related free writing prospectus prepared by or on our behalf. We have not authorized any other person to provide you with different or additional information. We take no responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus, any supplement or amendment or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security, unless we indicate otherwise. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

ii

 PRESENTATION OF FINANCIAL AND OTHER INFORMATION

        In this prospectus, references to "U.S.," the "United States" or "USA" are to the United States of America, its territories and its possessions. References to "India" are to the Republic of India. References to "$", "US$", "USD" and "U.S. dollars" are to the lawful currency of the United States of America, and references to "Rs." "INR" and "rupee" each refer to the Indian rupee, the official currency of the Republic of India.

        The data provided herein expressed in Indian rupees per U.S. dollar is based on the noon buying rate in The City of New York for cable transfers of Indian rupees as certified for customs purposes by the Federal Reserve Bank of New York. On April 27, 2018, the exchange rate between the U.S. dollar and the Indian rupee expressed in Indian rupees per U.S. dollar was $1.00 = Rs. 66.68. We make no representation that the Indian Rupee amounts represent U.S. dollar amounts or have been, could have been or could be converted into US dollars at such rates or any other rates.

iii

 PROSPECTUS SUMMARY

        This summary provides a brief overview of key aspects of Yatra Online, Inc. and certain material terms of the securities that may be offered that are known as of the date of this prospectus. This summary does not contain all of the information you should consider before investing in our ordinary shares. Before making an investment decision, you should read carefully the risks described under "Risk Factors" in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus. See "Where You Can Find More Information" and "Incorporation of Certain Information By Reference" for information about us, including our financial statements. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See "Cautionary Note Regarding Forward-Looking Statements" for more information.

        As used in this prospectus, unless the context otherwise requires or indicates, references to "we," "us," "our," "company" and "Yatra" refer to Yatra Online, Inc. and its consolidated subsidiaries.

Our Company

        Yatra is a leading online travel company in India, addressing the needs of both leisure and business travelers. Founded by Dhruv Shringi, Manish Amin, and Sabina Chopra, we commenced operations with the launch of our website in August 2006. We believe Yatra is India's largest independent corporate travel services provider and the second largest consumer online travel company in India (based on management's analysis of publicly available information), with approximately 7.4 million travelers that have booked their travel through us as of December 31, 2017.

        Leisure and business travelers use our mobile applications, our website, www.yatra.com, and our other offerings and services to explore, research, compare prices and book a wide range of travel-related services. These services include domestic and international air ticketing on nearly all Indian and international airlines, as well as bus ticketing, rail ticketing, cab bookings and ancillary services within India. We also provide access through our platform to hotels, homestays and other accommodations, holiday packages and other activities such as tours, sightseeing, shows, and events.

        Our business is based on a single technology platform that serves our customers through multiple mobile applications as well as our website. Our single platform approach provides us with a scalable, comprehensive and consistent user experience across each of our three go-to-market channels. We believe that this approach drives user familiarity with our service and encourages repeat use by our customers, which further enhances customer loyalty for our business. In addition, we operate our eCash loyalty program that enables travelers that book through our platform to accumulate and redeem points.

        We are rapidly moving towards a "Mobile First" business and have experienced rapid user growth on our platform with mobile being the primary channel for customers to engage with us. To further accelerate our mobile strategy, we have entered into a strategic relationship with Reliance Retail Ltd., an affiliate of Reliance Industries Limited which is one of India's largest conglomerates, pursuant to which Reliance Jio has agreed to pre-install the Yatra mobile app on its phones in connection with its launch of one of India's largest 4G mobile networks.

        India is one of the world's largest and fastest growing economies, with a large middle class that is benefiting from increasing disposable income and a growing adoption of mobile Internet access. In order to effectively grow our business and serve the various segments of India's growing middle class, we operate through three go-to-market channels: B2C (business to consumer), B2E (business to enterprise) and B2B2C (business to business to consumer). By using a common technology platform, we believe we are able to effectively target India's educated urban consumers and have multiple points of contact for marketing additional services to existing customers.

  •
  Our consumer, or B2C, offerings are provided directly to consumers through our apps and website.

  •
  Our corporate, or B2E, offerings are provided to our customers through a self-booking tool as well as site support with staff for query handling and execution. Our portfolio of business customers includes leading organizations from India that employ approximately 4 million people.

  •
  Our trade, or B2B2C, offerings address the needs of a large and fragmented market of travel agents providing access to over 19,000 registered agents across India, and particularly in smaller markets (which we refer to herein as Tier 2 and Tier 3 cities or markets) where Internet penetration has traditionally been lower and where cash payments are still the predominant form of travel purchasing.

        We believe that our broad and diverse offerings provide us with considerable cross-selling opportunities across our go-to-market channels, each of which has experienced strong growth in gross bookings. Using our common technology platform, business customers, who are introduced to our platform through their employers, are able to explore and book their leisure travel, and our eCash program rewards and incentivizes them for doing so. We believe that these aspects of our platform and the high number of repeat visitors and repeat transactions provide us with a cost effective way to grow our business while providing a high quality service to our customers.

        We are a Cayman Islands exempted company with operations primarily in India. We were incorporated as an exempted company with limited liability on December 15, 2005 and subsequently became a public company upon the consummation of the Business Combination, as described below. Our registered office is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our principal executive office is located at 1101-03, 11th Floor, Tower-B, Unitech Cyber Park, Sector 39, Gurgaon, Haryana 122002, India, and our telephone number at this office is (+91-124) 339-5500. Our principal website address is www.yatra.com and our other main website is www.travelguru.com. We do not incorporate the information contained on, or accessible through, our websites into this prospectus, and you should not consider it a part of this prospectus. Our agent for service of process in the United States is Puglisi & Associates located at 850 Library Avenue, Suite 204, Newark, Delaware 19715.

        In July 2016, we entered into a business combination (the "Business Combination") with NASDAQ listed Terrapin 3, a special purpose acquisition company formed for the purpose of effecting a merger, acquisition, or similar business combination. Terrapin 3 raised INR 14,111 million in its IPO in July 2014. Subsequently Terrapin 3 was restructured by formation of TRTL parent and TRTL subsidiary (collectively referred to as "TRTL"). On December 16, 2016, the Business Combination was completed pursuant to the terms of the Amended and Restated Business Combination Agreement, dated as of September 28, 2016 (the "Business Combination Agreement"), and consequently TRTL parent merged with and into us. Pursuant to the Business Combination Agreement, holders of shares of TRTL's Class A common stock received ordinary shares of Yatra in exchange for their shares of TRTL's Class A common stock on a one-for-one basis; holders of shares of TRTL's Class F common stock received one of our Class F shares, which have no economic rights but have a voting right similar to that of ordinary shares, for each share of TRTL's Class F common stock and each of TRTL's outstanding warrants ceased to represent a right to acquire shares of TRTL's Class A common stock and instead represents the right to acquire the same number of our ordinary shares, at the same exercise price and on the same terms as in effect immediately prior to the closing of the Business Combination.

        On August 4, 2017, we, through our subsidiary, Yatra Online Private Limited, or Yatra Limited, acquired a majority of the outstanding shares of Air Travel Bureau Limited ("ATB"), pursuant to a share purchase agreement (the "ATB Purchase Agreement") for an upfront payment of approximately INR 510 million. The acquisition of the balance of ATB's outstanding shares is expected to occur in the second quarter of the 2018 calendar year, subject to other customary closing conditions. Based on the terms of the ATB Purchase Agreement and management estimates, we expect the total purchase price to be between INR 1,469 million to INR 1,796 million. The acquisition of the remaining ATB shares will be financed through a combination of cash and borrowings under our debt facility. ATB is India's largest independent corporate travel services provider, with a diverse client base of over large and medium sized businesses across India.

The Securities We May Offer

        We may offer ordinary shares, preference shares, various series of debt securities, as either senior or subordinated debt or as senior or subordinated convertible debt, and/or warrants to purchase ordinary shares, preference shares and debt securities, either individually or in units, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

        The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

        We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

  •
  the name or names of the underwriters, if any;

  •
  purchase price of the securities and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

  •
  any discounts or concessions allowed or re-allowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Ordinary Shares.    We may issue ordinary shares from time to time. Each shareholder is entitled to one vote for each fully paid ordinary share for which such shareholder is a registered holder. Holders of our ordinary shares do not have cumulative voting rights in the election of directors. Subject to the preferences that may be applicable to any then issued and outstanding preference shares, holders of our ordinary shares are entitled to such dividends as may be declared by our Board of Directors subject to the Companies Law and to our Articles of Association. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor. On a winding up of our company, assets will generally be distributed so that, as nearly as may be, the losses and surpluses are borne by our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

        Preference Shares.    We may issue preference shares from time to time, in one or more series. Our Board of Directors will determine the designations, rights and preferences of the shares of each series, and any qualifications, limitations or restrictions thereon, including with respect to dividend rights, liquidation rights, conversion rights, or voting or other rights and the number of shares constituting any series or the designation of any series. The material terms of any series of preference shares that we offer, together with any applicable material United States federal income or Cayman Islands or Indian tax considerations relating to such preference shares, will be described in a prospectus supplement. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of preference shares being offered, as well as the complete certificate of designations that contains the terms of the applicable series of preference shares. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designations that describes the terms of the series of preference shares we are offering before the issuance of that series of preference shares.

        Debt Securities.    We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. The applicable prospectus supplement and any free writing prospectus, as applicable, may add, update or change the terms of the debt securities contained in this prospectus. We will file as exhibits to the registration statement of which this prospectus is a part, the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities.

        We may evidence each series of debt securities by indentures we will issue. Debt securities may be issued under an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.

        Warrants.    We may issue warrants from time to time for the purchase of ordinary shares, preference shares and/or debt securities. We may issue warrants independently or together with ordinary shares, preference shares, and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

        Units.    We may issue units from time to time, in one or more series, consisting of ordinary shares, preference shares, debt securities or warrants for the purchase of ordinary shares, preference shares and/or debt securities in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

RISK FACTORS

        An investment in our ordinary shares carries a significant degree of risk. You should carefully consider the risks described under "Risk Factors" in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, before you decide to purchase our ordinary shares. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of our ordinary shares could decline and you could lose part or all of your investment. See the sections of this prospectus entitled "Where You Can Find More Information" and "Incorporation of Certain Information By Reference."

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this prospectus and the documents incorporated or deemed to be incorporated by reference herein constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as "believe," "anticipate," "could," "may," "would," "should," "intend," "plan," "potential," "predict," "will," "expect," "estimate," "project," "positioned," "strategy," "outlook" and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following:

  •
  our future financial performance, including our revenue, cost of revenue, operating expenses and our ability to achieve and maintain profitability;

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  our ability to generate positive cash flow and the sufficiency of our operating cash flow to meet our liquidity needs;

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  our expectations regarding the development of our industry and the competitive environment in which we operate;

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  our ability to realize the anticipated benefits of the Business Combination with Terrapin and the acquisition of ATB;

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  our ability to increase the number of visits to our search platform and referrals to our advertisers;

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  our ability to maintain and/or expand relationships with, and develop new relationships with, travel companies and travel research companies as well as online travel agents;

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  the growth in the usage of mobile devices and our ability to successfully monetize this usage;

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  our ability to successfully implement our growth strategy;

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  our ability to maintain and increase our brand awareness;

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  our reliance on search engines, which may change their algorithms;

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  the ability to adapt services to changes in technology or the marketplace;

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  our ability to attract, train and retain executives and other qualified employees;

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  increasing competition in the Indian travel industry;

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  risks associated with online commerce security;

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  geopolitical risk and changes in applicable laws and regulations;

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  political and economic stability in and around India and other key travel destinations;

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  litigation and regulatory enforcement risks;

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  fluctuations in exchange rates between the Indian rupee and the U.S. dollar; and

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  the risk that compliance with rules and requirements applicable to public companies, including fulfilling our obligations as a foreign private issuer, will be expensive and time consuming.

        We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. You are cautioned to consider these and any other factors that discussed in the section entitled "Risk Factors" in our most recent Annual Report on Form 20-F and in any prospectus supplement or documents we incorporate by reference into this prospectus. These risks are not exhaustive. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus. Other sections of this prospectus include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We do not undertake any obligation to update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made in this prospectus or elsewhere might not occur.

        In addition, statements that "we believe" and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown. As of the date of this prospectus, we have no preference shares outstanding and we did not declare or pay any dividends on preference shares for the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preference share dividends are the same as the ratios of earnings to fixed charges presented below.

		Fiscal Year Ended March 31,
	Nine Months Ended December 31, 2017
		2017	2016	2015
	(in INR thousands)
Ratio of Earnings to Fixed Charges	—	—	—	—

        Earnings for the nine months ended December 31, 2017 and the fiscal years ended March 31, 2017, 2016 and 2015 were insufficient to cover fixed charges. Additional earnings of INR 3,632.9 million (US $55.6 million), INR 5,896.0 million (US $90.3 million), INR 1,236.8 million (US $18.9 million), INR 990.5 million (US $15.2 million) for the nine month period ended December 31, 2017 and the fiscal years ended March 31, 2017, 2016 and 2015, respectively, would have been necessary to bring the respective ratios to 1.0. For purposes of calculating the above, earnings consist of (a) pretax income from continuing operations, (b) fixed charges and (c) amortization of capitalized interest. Fixed charges include (a) interest expensed, (b) discounts and capitalized expenses related to indebtedness, (c) unwinding of discount on other financial liability and (d) change in fair value of warrants.

USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be used for general corporate and business purposes.

 CAPITALIZATION

        We intend to include information about our capitalization and indebtedness in the applicable prospectus supplement for any offering of securities.

 DESCRIPTION OF SHARE CAPITAL

        We are an exempted company incorporated in the Cayman Islands with limited liability. Our affairs are governed by our Amended and Restated Memorandum and Articles of Association ("Articles of Association"), the Companies Law (2018 Revision) of the Cayman Islands (the "Companies Law"), and other applicable laws of the Cayman Islands and any rules or regulations made thereunder. Our objects, as stated in our Articles of Association, are unrestricted and our Company has full power and authority to carry out any purpose not prohibited by the laws of the Cayman Islands. As of the date of this prospectus, our authorized share capital is $52,315.94, consisting of 500,000,000 ordinary shares of a par value of $0.0001 each, 10,000,000 Class A Non-Voting Shares of a par value $0.0001 each, 3,159,375 Class F shares of a par value of $0.0001 each and 10,000,000 preference shares of a par value of $0.0001 each.

        As of March 31, 2018, 29,077,373 ordinary shares, 2,392,168 Class A Non-Voting shares and 3,159,375 Class F shares were issued and outstanding and no preference shares were outstanding. Each issued ordinary share, Class A share and Class F share is fully paid.

        The following are summaries of certain provisions of our Articles of Association and the Companies Law insofar as they relate to the material terms of our ordinary shares. The term "shareholders" as used in these summaries in relation to our company refers to persons whose names are entered into the register of members of our company as the current holder of one or more shares of our company. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of our Articles of Association and the Companies Law.

Ordinary Shares

General

        All of our ordinary shares issued prior to the completion of this offering are fully paid, and all of our ordinary shares to be issued in this offering will be issued as fully paid. Share certificates representing our ordinary shares (to the extent any are issued) are not definitive evidence as to share ownership under the laws of the Cayman Islands; instead, it is the register of members which is prima facie evidence of the legal title to shares under Cayman Islands law. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Register of Members

        We must keep a register of members in accordance with the Companies Law, and there shall be entered therein:

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  the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

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  the date on which the name of any person was entered on the register as a member; and

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  the date on which any person ceased to be a member.

        Under Cayman Islands law, the register of members is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once the register of members has been updated, the shareholders recorded in the register of members should be deemed to have legal title to the shares set against their name.

        If the name of any person is incorrectly entered in or omitted from the register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of the company, the person or member aggrieved (or any member of the company or the company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Transfer of Shares

        Subject to the restrictions of our Articles of Association, the holders of ordinary shares may transfer all or any of their ordinary shares by an instrument of transfer, provided that such transfer complies with applicable rules of the SEC, federal and state securities laws of the United States and all other applicable laws and regulations. The instrument of transfer shall be in writing in the usual or common form or in a form prescribed by the applicable stock exchange or in any other form approved by our Board of Directors. The transferor shall be deemed to remain the holder of such ordinary shares until the name of the transferee is entered in the register of members.

Redemption of Shares

        We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by a special resolution of our shareholders. We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our Board of Directors or are otherwise authorized by our Articles of Association. Under the Companies Law, the redemption or repurchase of any share may be paid out of a company's profits or a share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or, if so authorized by its articles of association, out of capital if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law, no such share may be redeemed or repurchased (i) unless it is fully paid-up, (ii) if such redemption or repurchase would result in there being no shares outstanding, or (iii) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variation of Rights of Shares

        All or any of the rights attached to any class of shares of our company (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by our Board of Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Call on Shares and Forfeiture of Shares

        Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Changes in Capital

        We may from time to time by ordinary resolution:

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  increase the share capital by such sum as the resolution prescribes;

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  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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  convert all or any of our paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

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  sub-divide our existing shares into shares of a smaller amount than that fixed by our Articles of Association or into shares without par value; and

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  cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

        Subject to the Companies Law and our Articles of Association, our shareholders may by special resolution reduce our share capital and any capital redemption reserve.

General Meetings

        All general meetings other than annual general meetings shall be called extraordinary general meetings.

        The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o'clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

        The Directors may call general meetings. For the avoidance of doubt, Members shall have no right to requisition a general meeting of the Company.

Merger and Consolidation

        The Company shall, with the approval of a special resolution have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the directors may determine.

Voting Rights

        At any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote, and on a poll every shareholder present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly appointed representative) shall have one vote for each fully paid ordinary share which such shareholder is registered as the holder. No person shall be entitled to vote at any general meeting unless such person is registered as a shareholder at the applicable record date for that meeting and all calls or other monies then due by such person in respect of such shares have been paid.

        A quorum required for a general meeting consists of one or more shareholders who hold in aggregate a majority of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. No business shall be transacted at any general meeting unless a quorum is present.

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting.

        While there is nothing under the laws of the Cayman Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, it is not a concept that is generally accepted as a common practice in the Cayman Islands, and we have made no provisions in our Articles of Association to allow cumulative voting for such elections.

Inspection of Books and Records

        Holders of our ordinary shares have no general right under the Companies Law to inspect or obtain copies of our list of shareholders or our corporate records.

Dividends

        Subject to the preferences that may be applicable to any then issued and outstanding preference shares, holders of our ordinary shares are entitled to such dividends as may be declared by our Board of Directors subject to the Companies Law and to our Articles of Association. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or share premium account, and provided further that a dividend may not be paid if this would result in us being unable to pay our debts as they fall due in the ordinary course of business.

Liquidation Rights

        On a winding up of our company, if the assets available for distribution among our shareholders shall be insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them. If the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

Preference Shares

        Our amended and restated memorandum and articles of association authorize the issuance of 10,000,000 preference shares, of a par value of $0.0001 each, with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preference shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control. As of the date of this prospectus, there are no outstanding preference shares.

        The material terms of any series of preference shares that we offer, together with any applicable material United States federal income or Cayman Islands or Indian tax considerations relating to such preference shares, will be described in a prospectus supplement. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of preference shares being offered, as well as the complete certificate of designations that contains the terms of the applicable series of preference shares. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designations that describes the terms of the series of preference shares we are offering before the issuance of that series of preference shares.

Class A Shares

        All of our Class A shares have identical rights to our ordinary shares, except holders of our Class A shares shall not (in respect of such Class A shares) have the right to receive notice of, attend or vote as a member at any general meeting, but may vote at a separate Class A shareholders' meeting convened in accordance with our Articles of Association. Holders of our Class A shares shall hold such Class A shares subject to transfer restrictions imposed on the holder thereof pursuant to an agreement between such holder and our company. Pursuant to such agreement, when any Class A shares are transferred, the recipient will receive ordinary shares and the Class A shares so transferred will be cancelled. On October 10, 2017, 4,473,508 of our Class A shares were converted into 4,473,508 ordinary shares pursuant to a securities conversion agreement between us and the holder.

Class F Shares

        Holders of our Class F shares shall (in respect of such Class F shares) have the right to receive notice of, attend at and vote as a member at any general meeting, but shall have no other rights in respect of such Class F shares. If holders of Terrapin's Class F common stock exercise their right to exchange their shares of Terrapin's Class F common stock, on a one-for-one basis, for our ordinary shares, for each share exchanged, one Class F share will be converted by us into 0.00001 of an ordinary share for each Class F share converted.

        Commencing on November 16, 2017, holders of Terrapin's Class F common stock will have the right to exchange any or all of their shares of Terrapin's Class F common stock for ordinary shares of Yatra Online, Inc. (on a share for share basis) and, upon such exchange, an equal number of Class F shares held by the exchanging shareholder will be converted by us into 0.00001 of our ordinary share for each Class F share converted. The right to make such exchange will expire on December 16, 2021.

Investor Rights Agreement

        On December 16, 2016, we entered into the Investor Rights Agreement, or the Investor Rights Agreement, with MIHI LLC, the Terrapin Sponsors and certain other Terrapin stockholders and Yatra shareholders who owned our ordinary shares upon consummation of the Business Combination. Pursuant to the terms of the Investor Rights Agreement, we were obligated to file, after we became eligible to use Form F-3 or its successor form, a shelf registration statement to register the resale by such shareholders of ordinary shares issuable in connection with the Business Combination. The Investor Rights Agreement also provides such shareholders with demand, "piggy-back" and Form F-3 registration rights, subject to certain minimum requirements and customary conditions. Pursuant to the terms of the Investor Rights Agreement, certain shareholders are entitled to make one demand for registration of ordinary shares, certain other shareholders are entitled to make two demands and certain other shareholders are entitled to make three demands.

Transfer Agent

        The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust. We will name the transfer agent and registrar for the preference shares in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. We refer to the senior and subordinated debt and senior and subordinated convertible debt collectively as debt securities. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, a prospectus supplement or free writing prospectus will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below.

        We may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to this registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures.

        None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities.

General

        We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

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  the title;

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  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

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  the maturity date;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  restrictions on transfer, sale or other assignment, if any;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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  whether the indenture will restrict our ability or the ability of our subsidiaries to:

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  incur additional indebtedness;

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  issue additional securities;

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  create liens;

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  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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  redeem capital stock;

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  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

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  make investments or other restricted payments;

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  sell or otherwise dispose of assets;

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  enter into sale-leaseback transactions;

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  engage in transactions with stockholders or affiliates;

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  issue or sell stock of our subsidiaries; or

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  effect a consolidation or merger;

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  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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  information describing any book-entry features;

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  provisions for a sinking fund purchase or other analogous fund, if any;

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  the applicability of the provisions in the indenture on discharge;

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  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default, redemption rights, repurchase rights, conversion rights, fundamental change or change of control provisions or other covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

        We may, from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (a) the payment of interest accruing prior to the issue date of such further debt securities or (b) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

Certain Terms of the Senior Debt Securities

        Conversion or Exchange Rights.    We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of senior debt securities may be convertible into or exchangeable for our ordinary shares, our preference shares or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares, our preference shares or other securities (including securities of a third-party) that the holders of the series of senior debt securities receive would be subject to adjustment.

        Consolidation, Merger or Sale.    Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the senior indenture or the senior debt securities, as appropriate. If the senior debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the senior debt securities into securities that the holders of the senior debt securities would have received if they had converted the senior debt securities before the consolidation, merger or sale.

        No Protection in the Event of a Change in Control.    Unless we indicate otherwise in a prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

        Events of Default.    Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to any series of senior debt securities that we may issue:

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  if we fail to pay interest when due and payable and our failure continues for 30 days (or such other period as may be specified for such series) and the time for payment has not been extended;

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  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise (and, if specified for such series, the continuance of such failure for a specified period), and the time for payment has not been extended;

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  if we fail to observe or perform any other covenant contained in the senior debt securities or the senior indenture, other than a covenant that is specifically dealt with elsewhere in the senior indenture, and our failure continues for 90 days after we receive notice from the senior trustee or holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of the applicable series; and

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  if specified events of bankruptcy, insolvency or reorganization occur.

        We will describe in each applicable prospectus supplement or free writing prospectus any modifications to these events of default or any additional events of default relating to the relevant series of senior debt securities.

        If an event of default with respect to senior debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the senior trustee or the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of that series, by notice to us in writing, and to the senior trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of senior debt securities then outstanding shall be due and payable without any notice or other action on the part of the senior trustee or any holder.

        Unless otherwise specified in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

        The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the senior indenture. Any waiver shall cure the default or event of default.

        Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the senior trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of, premium, if any, on or interest on such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

        The holders of a majority in aggregate principal amount of a series of senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any trust or power conferred on the senior trustee with respect to such senior debt securities. However, the senior trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the senior trustee in personal liability or that the senior trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder of the senior debt securities of any series will have the right to institute a proceeding under the senior indenture or to appoint a receiver or senior trustee, or to seek other remedies if:

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  the holder has given written notice to the senior trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request, and such holders have offered reasonable indemnity to the senior trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

  •
  the senior trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of senior debt securities if we default in the payment of the principal, premium, if any, or interest on, the senior debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

        Modification and Waiver.    We and the senior trustee may amend, supplement or modify the senior indenture or the senior debt securities without the consent of any holders with respect to the following specific matters:

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  to fix any ambiguity, defect or inconsistency in the senior indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus (to the extent such description of senior debt securities set forth in this prospectus has not been superseded or modified in the applicable prospectus supplement) or any applicable prospectus supplement or any free writing supplement;

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  to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

  •
  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of senior debt securities;

  •
  to evidence the succession of another corporation, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

  •
  to provide for or add guarantors with respect to the senior debt securities of any series;

  •
  to establish the form of any certifications required to be furnished pursuant to the terms of the senior indenture or any series of senior debt securities, or to add to the rights of the holders of any series of senior debt securities;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor senior trustee or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

  •
  to make any change to the senior debt securities of any series, so long as no senior debt securities of such series are outstanding

  •
  to provide for uncertificated senior debt securities and to make all appropriate changes for such purpose;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the senior indenture; or

  •
  to change anything that does not materially adversely affect the interests of any holder of senior debt securities of any series.

        Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

  •
  extends the stated maturity of any senior debt securities;

  •
  reduces the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any senior debt securities;

  •
  reduces the rate or extends the time of payment of interest on any senior debt securities; or

  •
  reduces the percentage of senior debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

        Satisfaction and Discharge.    We can elect satisfy and discharge our obligations with respect to one or more series of senior debt securities, except for specified obligations, including obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the senior trustee;

  •
  compensate and indemnify the senior trustee; and

  •
  appoint any successor senior trustee.

        In order to exercise our rights to be discharged, we must deposit with the senior trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the senior debt securities of the series on the dates payments are due.

        Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back a holder's senior debt securities and gave such holder his or her share of the cash and debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the senior debt securities such holder gives back to us. Holders of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

        Information Concerning the Senior Trustee.    The senior trustee, other than during the occurrence and continuance of an event of default under the senior indenture, undertakes to perform only those duties as are specifically set forth in the applicable senior indenture and no implied covenants or obligations shall be read into the senior indenture against the senior trustee. Upon the occurrence and during the continuation of an event of default under the senior indenture, the senior trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        The senior trustee is under no obligation to exercise any of the powers given it by the senior indenture at the request of any holder of senior debt securities unless it is offered security and indemnity reasonably acceptable to the senior trustee against the costs, expenses and liabilities that it might incur.

        We may have normal banking relationships with the senior trustee in the ordinary course of business.

Certain Terms of the Subordinated Debt Securities

        Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement or free writing prospectus relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

        Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

        Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, on or interest on the subordinated debt securities (except for certain sinking fund payments or delivery of ordinary shares or preference shares upon any conversion of such subordinated debt securities). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, or premium, if any, on and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

Ranking of Debt Securities

        The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness (including senior debt securities) to the extent described in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with ordinary shares, preference shares and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms of the series of warrants being offered. If warrants for the purchase of debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

  •
  the offering price and the aggregate number of warrants offered;

  •
  the currencies in which the warrants are being offered;

  •
  the exercise provisions of the warrants;

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

  •
  the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

  •
  the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

  •
  the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

  •
  the terms of any rights to redeem or call the warrants;

  •
  the date on which the right to exercise the warrants begins and the date on which such right expires;

  •
  any applicable material United States federal income or Cayman Islands or Indian tax considerations; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

        Warrants for the purchase of debt securities will be in registered form only.

        If warrants for the purchase of ordinary shares or preference shares are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

  •
  the offering price and aggregate number of warrants offered;

  •
  the exercise provisions of the warrants, including whether the warrants may be net share settled;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  the number of ordinary shares or preference shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the warrant agreement, if any, under which the warrants will be issued;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  anti-dilution provisions of the warrants if any;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreements and warrants may be modified;

  •
  the identities and addresses of any warrant agent and any calculation or other agent for the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants;

  •
  any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the Company or the warrant agent, as applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the Company or the warrant agent, as applicable.

        Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

        Upon receipt of the required payment and the warrant certificate, properly completed and duly executed, by the Company or at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

        The name and address of the warrant agent, if any, for any warrants we offer will be set forth in the applicable prospectus supplement. Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with the terms of such warrants.

Calculation Agent

        Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

        Any such calculation agent's determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

 DESCRIPTION OF UNITS

        The following description, together with the additional information that we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the units that we may offer under this prospectus. We may issue, in one or more series, units consisting of ordinary shares, preference shares, debt securities or warrants for the purchase of ordinary shares, preference shares and/or debt securities in one or more series, in any combination. While the terms we have summarized below will generally apply to any future series of units we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any series of units we offer under a prospectus supplement or free writing prospectus may differ from the general of terms we described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below in this section;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

        The provisions described in this section, as well as those described under "Description of Share Capital", "Description of Debt Securities" and "Description of Warrants" will apply to each unit and to any ordinary share, preference share, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

 FORMS OF SECURITIES

General

        Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the Company, trustee, registrar, paying agent, rights agent, unit agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser's beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers' abilities to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

 PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers, through other agents, or directly to one or more holders of our securities or directly to other investors. We may distribute securities from time to time in one or more transactions:

  •
  at a fixed public offering price or prices, which we may change from time to time;

  •
  at market prices prevailing at the times of sale;

  •
  at prices calculated by a formula based on prevailing market prices;

  •
  at negotiated prices; or

  •
  in a combination of any of the above pricing methods.

        Each time we offer and sell securities, we will provide a prospectus supplement that will set forth the terms of the offering of the securities, including:

  •
  the name or names of the underwriters, dealers or agents, if any;

  •
  purchase price of the securities and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or re-allowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        If we use underwriters for an offering, they will acquire securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions and except as otherwise set forth in the applicable prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. Only underwriters named in a prospectus supplement are underwriters of the securities offered by that prospectus supplement.

        We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

        We may also sell securities directly or through agents. We will name any agent involved in an offering and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agents will act on a best-efforts basis.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions of these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Underwriters or agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may also use underwriters or agents with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement.

        An underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriter to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of our securities to be higher than it would otherwise be on the open market. The underwriter may discontinue any of these activities at any time.

        All securities we offer, other than ordinary shares, will be new issues of securities, with no established trading market. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

TAXATION

        Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax consequences and material Indian tax consequences, that may be relevant to prospective investors in our ordinary shares. The applicable prospectus supplement may also contain information about any material U.S. federal income tax consequences and any material Cayman Islands or Indian tax consequences relating to the securities covered by such prospectus supplement.

EXPENSES RELATED TO THE OFFERING

        The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the Company. All of such fees and expenses, except for the SEC registration fee, are estimated. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

	USD	INR*
SEC registration fee	$12,450.00	830,166.00
Legal fees and expenses	**	**
Accounting fees and expenses	**	**
Printing expenses	**	**
Miscellaneous expenses	**	**
Total	**	**

*
On April 27, 2018, the exchange rate between the U.S. dollar and the Indian rupee expressed in Indian rupees per U.S. dollar was $1.00 = Rs. 66.68.

**
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

        We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. A majority of our directors and executive officers, and certain of the experts named in this prospectus, are residents of non-United States jurisdictions and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them, in original actions or in actions for enforcement of judgments of United States courts, liabilities predicated upon the United States federal securities laws.

        We have been advised by our Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court) has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts' discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court's decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

 LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus and certain legal matters as to Cayman Islands law will be passed upon by Maples and Calder, Cayman Islands. Legal matters with respect to U.S. federal and New York law in connection with this offering will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The consolidated financial statements of Yatra Online, Inc. appearing in Yatra Online, Inc.'s Annual Report (Form 20-F) for the year ended March 31, 2017, have been audited by Ernst & Young Associates LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the ordinary shares offered under this prospectus. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information set forth in the registration statement we filed. For further information regarding us and the ordinary shares offered in this prospectus, you may desire to review the full registration statement, including the exhibits. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, and other information, including material information furnished on Form 6-K, with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short-swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares.

        You may inspect and copy reports and other information filed or furnished with the SEC, including this registration statement and its exhibits and schedules, at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC, by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. In all such cases, you should rely on the later information over different information included in this prospectus or in any incorporated document. You should not assume that information in any document incorporated by reference into this prospectus or any accompanying prospectus supplement is current as of any date other than the date of that document. This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

  •
  our Annual Report on Form 20-F for the fiscal year ended March 31, 2017 filed with the SEC on June 30, 2017;

  •
  our Reports on Form 6-K furnished to the SEC on July 24, 2017, August 7, 2017, October 16, 2017, November 14, 2017, December 13, 2017, January 30, 2017, February 22, 2018 and March 28, 2018; and

  •
  the description of our ordinary shares as incorporated into our registration statement on Form 8-A12B filed with the SEC on December 15, 2016.

        We will also incorporate by reference any future filings made with the SEC under the Exchange Act after (i) the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and (ii) the date of this prospectus and before the completion of the offering of the securities under the registration statement. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and Reports on Form 6-K containing our quarterly earnings releases and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports.

        Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

1101 03, 11th Floor, Tower B,
Unitech Cyber Park,
Sector 39, Gurgaon, Haryana 122002,
India
Attention: Darpan Batra
0124 339 5500

Ordinary Shares

Preference Shares

Warrants

Debt Securities

Units

PROSPECTUS

                        , 2018

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers.

        The Companies Law of the Cayman Islands does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Cayman Islands courts to be unenforceable, to the extent it seeks to indemnify or exculpate fiduciaries in respect of their actual fraud or willful default, or for the consequences of committing a crime. The registrant's amended and restated memorandum and articles of association provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own actual fraud or willful default.

        Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.    Exhibits.

  (a)
  Exhibits

        The exhibits filed as part of this registration statement are listed in the index to exhibits immediately following the signature page to this registration statement, which index to exhibits is incorporated herein by reference.

  (b)
  Financial Statement Schedules

        Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 10.    Undertakings.

(a)
The undersigned hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information otherwise required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  To file a post-effective amendment to the registration statement to include any financial statements required by "Item 8.A. of Form 20-F" at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (5)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  If the registrant is relying on Rule 430B:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

    (ii)
    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (6)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.:

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)
The undersigned hereby undertakes:

(1)
That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Exhibit Index

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement

4.1	*	Form of Ordinary Share Warrant Agreement and Ordinary Share Purchase Warrant Certificate

4.2	*	Form of Preference Share Warrant Agreement and Preference Share Purchase Warrant Certificate

4.3	*	Form of Unit Agreement

4.4	*	Form of Ordinary Share Warrant Agreement and Ordinary Share Purchase Warrant Certificate

4.5	**	Indenture for Senior Debt Securities, dated May 3, 2018 between the Registrant and Computershare Trust Company, N.A., as Trustee.

4.6	**	Indenture for Subordinated Debt Securities, dated May 3, 2018 between the Registrant and Computershare Trust Company, N.A., as Trustee.

4.7		Warrant Agreement, dated July 16, 2014, between Terrapin 3 Acquisition Corporation (n/k/a Yatra USA Corp.) and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant's Form F-1/A filed on February 9, 2017).

4.8		Assignment, Assumption and Amendment Agreement, dated December 16, 2016, among the Registrant, Terrapin 3 Acquisition Corporation and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to the Registrant's Form F-1/a filed on February 9, 2017).

4.9		Form of Subscription Agreement between the Registrant and the Investors party thereto (incorporated by reference to Exhibit 10.1 to the Registrant's Form F-4/A filed on November 21, 2016).

4.10		Subscriber Agreement between Yatra Online Private Limited and InterGlobe Technologies Inc., dated December 29, 2015 (incorporated by reference to Exhibit 10.4 to the Registrant's Form F-4/A filed on November 15, 2016).

4.11		Amended and Restated Business Combination Agreement among the Registrant, T3 Parent Corp., T3 Merger Sub Corp., Terrapin 3 Acquisition Corporation, MIHI LLC and Shareholder Representative Services LLC, dated September 28, 2016 (incorporated by reference to Annex A to the proxy statement/prospectus forming part of the Registrant's Form F-4/A filed on November 21, 2016).

4.12		Letter Agreement, dated September 27, 2016, among Yatra Online, Inc., Dhruv Shringi, E-18 Limited, Capital18 Fincap Private Limited, Haresh Chawla, Harshal Shah, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Manish Amin, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, Valiant Capital Master Fund LP, Valiant Capital Partners LP, Vertex Asia Fund Pte. Ltd. and Wortal, Inc. (incorporated by reference to Exhibit 10.17 to the Registrant's Form F-4/A filed on November 15, 2016).

Exhibit No.		Description
4.13		Repurchase Agreement, dated September 28, 2016, among Yatra Online, Inc., E-18 Limited, Capital18 Fincap Private Limited, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, SVB Financial Group, Valiant Capital Master Fund LP, Valiant Capital Partners LP and Vertex Asia Fund Pte. Ltd. (incorporated by reference to Exhibit 10.18 to the Registrant's Form F-4/A filed on November 21, 2016).

4.14		Dividend Support Agreement, dated September 28, 2016, among Yatra Online, Inc., Dhruv Shringi, E-18 Limited, Capital18 Fincap Private Limited, Haresh Chawla, Harshal Shah, IDG Ventures India Fund II LLC, Pandara Trust Scheme I, Intel Capital Corporation, Macquarie Corporate Holdings Pty Limited, Manish Amin, Norwest Venture Partners IX, LP, Norwest Venture Partners X, LP, Rajasthan Trustee Company Pvt Ltd A/c SME Tech Fund RVCF Trust II, Reliance Capital Limited, SVB Financial Group, Valiant Capital Master Fund LP, Valiant Capital Partners LP, Vertex Asia Fund Pte. Ltd. and Wortal, Inc. (incorporated by reference to Exhibit 10.19 to the Registrant's Form F-4/A filed on November 21, 2016).

4.15		Share Subscription Cum Shareholders Agreement, dated April 29, 2015, among Yatra Online Private Limited, IL & FS Trust Company Limited acting as trustee for Pandara Trust Scheme I, Capital18 Fincap Private Limited and Yatra Online, Inc. (incorporated by reference to Exhibit 10.20 to the Registrant's Form F-4/A filed on November 21, 2016).

4.16		Letter Agreement, dated September 27, 2016, among Yatra Online Private Limited, IL & FS Trust Company Limited acting as trustee for Pandara Trust Scheme I, Capital18 Fincap Private Limited and Yatra Online, Inc. (incorporated by reference to Exhibit 10.21 to the Registrant's Form F-4/A filed on November 21, 2016).

4.17		Exchange and Support Agreement, dated December 16, 2016, by and among the Registrant, Yatra USA Corp. and the holders of Class F Common Stock party thereto (incorporated by reference to Exhibit 10.1 to the Registrant's Form 6-K filed on December 22, 2016).

4.18		Forward Purchase Contract Amendment, dated as of December 16, 2016, among the Registrant, MIHI LLC and Yatra USA Corp. (incorporated by reference to Exhibit 10.2 to the Registrant's Form 6-K filed on December 22, 2016).

4.19		Letter Agreement, dated as of December 16, 2016, by and among the Registrant, Yatra USA Corp., MIHI LLC, Apple Orange LLC, Noyac Path LLC, Periscope, LLC, Terrapin Partners Employee Partnership 3 LLC, Terrapin Partners Green Employee Partnership, LLC, Jonathan Kagan, George Brokaw and Victor Mendelson (incorporated by reference to Exhibit 10.3 to the Registrant's Form 6-K filed on December 22, 2016).

4.20		Term Loan Agreement, dated September 12, 2017, by and among the Registrant, Asia Consolidated DMC Pte. Ltd. and Innoven Capital Singapore Pte. Ltd. (incorporated by reference to Exhibit 10.28 to the Registrant's Form F-1 filed on December 19, 2017).

4.21		Term Loan Agreement, dated September 12, 2017, by and among the Registrant, Yatra Online Private Limited and Innoven Capital India Private Limited (incorporated by reference to Exhibit 10.29 to the Registrant's Form F-1 filed on December 19, 2017).

4.22	**	Investor Rights Agreement, dated December 16, 2016, between the Registrant and the Investors party thereto.

Exhibit No.		Description
4.23	**	Letter of Arrangement, dated December 17, 2015, by and between Air Travel Bureau Ltd. and State Bank of India.

4.24	**	Working Capital Facility Agreement, dated June 22, 2017, between Yatra Online Private Limited and ICICI Bank Limited.

4.25	**	Deed of Hypothecation, dated September 12, 2017, by and between Innoven Capital India Private Limited and Yatra Online Private Limited.

4.26	**	Unconditional Guarantee, dated September 12, 2017, by and among Yatra Online, Inc., Innoven Capital India Private Limited and Yatra Online Private.

5.1	**	Opinion of Maples and Calder.

12.1	**	Statement regarding Yatra Online, Inc.'s calculation of ratio of earnings to fixed charges for each year in the three-year period ended December 31, 2017.

23.1	**	Consent of Ernst & Young Associates LLP, independent registered public accounting firm.

23.3	**	Consent of Maples and Calder (included in Exhibit 5.1).

25.1	**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939.

25.2	**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939.

24.1	**	Powers of Attorney (included on signature page).

*
To be filed, if necessary, by amendment, or as an exhibit to a Report on Form 6-K and incorporated herein by reference.

**
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, on May 3, 2018.

YATRA ONLINE, INC.
By:	/s/ DHRUV SHRINGI
	Name:	Dhruv Shringi
	Title:	Chief Executive Officer

        Each person whose signature appears below constitutes and appoints Dhruv Shringi and Alok Vaish and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ DHRUV SHRINGI Dhruv Shringi	Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2018
/s/ ALOK VAISH Alok Vaish	Chief Financial Officer (Principal Financial and Accounting Officer)	May 3, 2018
/s/ SUDHIR KUMAR SETHI Sudhir Kumar Sethi	Director	May 3, 2018
/s/ SANJAY ARORA Sanjay Arora	Director	May 3, 2018
Murlidhara Lakshmikantha Kadaba	Director	May 3, 2018

Name	Title	Date

/s/ SEAN AGGARWAL Sean Aggarwal	Director	May 3, 2018
/s/ DONALD J. PUGLISI Managing Director Puglisi & Associates	Authorized Representative in the United States	May 3, 2018